Exhibit 9.4
Execution Version
VOTING AGREEMENT
     VOTING AGREEMENT, effective as of June 30, 2004 (this “Agreement”), by and among the stockholders of Emergent BioSolutions Inc. (the “Company”) named on Schedule 1 attached hereto (each a “Stockholder” and collectively, the “Stockholders”).
BACKGROUND
     The Stockholders, collectively, are the beneficial and record owners of 6,487,950 shares (the “Shares”) of the voting class A common stock (“Class A Stock”) of the Company and they hold the Shares in the amounts specified opposite their respective names on Schedule 1. The Stockholders desire to enter into this voting agreement in order to codify their mutual understanding regarding the voting of the Class A Stock and any other voting capital stock of the Company that may hereafter be held by a Stockholder.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and adequate consideration, the Stockholders hereby agree as follows:
1. Representations and Warranties. Each Stockholder hereby represents and warrants to the other Stockholders that:
     (a) it has the requisite power and authority to enter into and perform this Agreement;
     (b) its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action;
     (c) this Agreement has been duly executed by an authorized officer of such party; and
     (d) the performance of this Agreement by it will not require it to obtain the consent, waiver or approval of any person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which it is bound.
2. Quorum. Each Stockholder shall, at any time it owns any capital stock of the Company and such capital stock has rights to vote at any annual, special or other general meeting of the Company’s stockholders, and at any adjournment or adjournments thereof, cause all such capital stock to be present in person or by proxy at such meeting for purposes of determining whether a quorum is present at any such meeting.
3. Voting. Each Stockholder shall, at any time it owns any shares of capital stock of the Company and such capital stock has rights to vote at any annual, special or other general meeting or pursuant to a written resolution of the Company’s stockholders, vote such shares for and against and abstain from voting with respect to any proposal as directed by a majority in interest of the Stockholders as measured by the percentage of ownership of the Company shown from time to time on Schedule 1. Each Stockholder hereby appoints the General Manager of Intervac, LLC, with full power of substitution, to vote all shares of the Company’s capital stock owned by each Stockholder in the manner described in the preceding sentence.
4. Transfer Restrictions; Legend.
     (a) Transfer Restrictions. Except as set forth in Section 4(b), each Stockholder hereby agrees that all transfers of the Company’s capital stock made by it shall be made subject to this Agreement and any transferee will agree in writing to be bound by the terms and provisions of this Agreement as a condition precedent to any such transfer.
     (b) Exception. This Section 4 shall not apply to any transfer by a Stockholder of the Company’s capital stock made pursuant to: (i) an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”); or (ii) Rule 144 promulgated under the 1933 Act.
     (c) Legend. Each certificate representing any shares of capital stock of the Company held by a Stockholder shall be endorsed with a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A
VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN
OTHER PARTIES. TRANSFER OF THE SECURITIES IS SUBJECT TO THE
RESTRICTIONS CONTAINED IN SUCH AGREEMENT.
5. Additional Shares. If, after the effective date hereof, a Stockholder or any of its affiliates acquires beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement shall thereafter be applicable to such Additional Shares as if such Additional Shares had been held by such party as of the effective date hereof and Schedule 1 shall be modified accordingly. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by such Stockholder or its affiliates of beneficial ownership of such Additional Shares. Such Stockholder shall cause any affiliate that acquires Additional Shares to enter into a written joinder to this Agreement in form and substance satisfactory to the other party. This Section 5 shall terminate as to a Stockholder on the first anniversary following the date on which such Stockholder and its affiliates no longer hold any shares of capital stock of the Company for a continuous twelve month period.
6. Termination. It is the intention of the Stockholders that this Agreement shall survive any effective registration statement filed with the Securities and Exchange Commission under the 1933 Act and shall continue for so long as the Company is a reporting company under the Securities Exchange Act of 1934, as amended. This Agreement shall automatically terminate on the tenth (10th) anniversary of the effective date hereof. Upon the termination of this Agreement,

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except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination, and the Stockholders shall each be entitled to receive certificate(s) representing such Stockholder’s shares without the legend required by Section 4 herein upon the surrender of the certificate(s) representing such shares to the Company.
7. Miscellaneous.
     (a) Binding Effect. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The parties hereto agree to cause their affiliates to agree in writing to be bound by the terms of this Agreement prior to, or immediately upon, the acquisition of shares by such affiliates.
     (b) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. However, any party may waive any condition to the obligations of any other party hereunder.
     (c) Equitable Relief. The parties agree that it is impossible to determine the monetary damages which would accrue to any party by reason of the failure of any party to perform any of its obligations under this Agreement requiring the performance of an act other than the payment of money only. Each party shall be entitled to enforce its rights under this Agreement specifically and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of a breach or threatened breach by a party of any of the provisions of this Agreement, the other parties hereto shall be entitled to an injunction restraining such party from any such breach, and each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. The availability of such remedies shall not prohibit any party from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from a breaching party.
     (d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, facsimile or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the Stockholders as specified on the signature pages hereto or to such other address as any party may have furnished to the others in writing in accordance herewith.
     (e) Arbitration.

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     Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration in accordance with the following provisions:
          (i) Disputes Covered. The agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, except disputes determined not to be arbitratable by the arbitrator. Disputes include actions for breach of contract with respect to this Agreement or the related agreement. In addition, the arbitrator selected according to procedures set forth below will determine the arbitrability of any matter brought to them, including their authority to impose equitable remedies that may be requested in good faith by a party, and their decision will be final and binding on the parties.
          (ii) Venue. The venue for the arbitration will be in Washington, D.C.
          (iii) Law. The governing law for the arbitration will be the law of the State of Delaware without reference to its conflicts of laws provisions.
          (iv) Selection. There will be a single arbitrator appointed by the American Arbitration Association.
          (v) Administration. The arbitration will be administered by the American Arbitration Association.
          (vi) Rules. The rules of arbitration will be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time. If there is any conflict between the Commercial Arbitration Rules and the provisions of this section, the provisions of this section will prevail.
          (vii) Substantive Law. The arbitrator will be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator will make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law.
          (viii) Decision. The arbitrator’s decision will provide a reasoned basis for the resolution of each dispute and for any award. The arbitrator will not have power to award damages in connection with any dispute in excess of actual compensatory damages.
          (ix) Fees; Expenses. Unless the arbitrator’s decision otherwise directs each party will bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties will share equally the fees and expenses of the American Arbitration Association and the arbitrator.
          (x) Remedies; Award. The arbitrator will have power and authority to award any remedy or judgment that could be awarded by a court of law in the District of Columbia, subject to the limitations set forth in this Agreement. The award rendered by arbitrator will be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

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          (f) Applicable Law. This Agreement and the legal relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to or application of any conflicts of law principles.
          (g) Counterparts; Facsimile Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed original but all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.
          (h) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.
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{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

INTERVAC, LLC

By:	/s/ Fuad El-Hibri

Name: Fuad El-Hibri
Title: General Manager

Address for Notices:

Intervac, LLC
1684 East Gude Drive
Suite 301
Rockville, MD 20850
Attn: Fuad El-Hibri

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

BIOPHARM, LLC

By:	/s/ Robert G. Kramer

Name: Robert G. Kramer
Title: General Manager

Address for Notices:

BioPharm, LLC
3500 N. Martin Luther King, Jr. Blvd.
Building One, 3rd Floor
Lansing, MI 48906
Attn: Robert G. Kramer

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

MICHIGAN BIOLOGICS PRODUCTS, INC.

By:	/s/ Robert C. Myers

Name: Robert C. Myers
Title: President

Address for Notices:

Michigan Biologics Products, Inc.
3500 N. Martin Luther King, Jr. Blvd.
Building One, 3rd Floor
Lansing, MI 48906
Attn: Robert C. Myers

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

BIOVAC, LLC

By:	/s/ Fuad El-Hibri

Name: Fuad El-Hibri
Title: General Manager

Address for Notices:

BioVac, LLC
1684 East Gude Drive
Suite 301
Rockville, MD 20850
Attn: Fuad El-Hibri

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

BIOLOGIKA, LLC

By:	/s/ Mauro Gibellini

Name: Mauro Gibellini
Title: General Manager

Address for Notices:

Biologika, LLC
3500 N. Martin Luther King, Jr. Blvd.
Building One, 3rd Floor
Lansing, MI 48906
Attn: Mauro Gibellini

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

INTERVAC MANAGEMENT, LLC

By:	/s/ Fuad El-Hibri

Name: Fuad El-Hibri
Title: General Manager

Address for Notices:

Intervac Management, LLC
1684 East Gude Drive
Suite 301
Rockville, MD 20850
Attn: Fuad El-Hibri

{STOCKHOLDER SIGNATURE PAGE}
     IN WITNESS WHEREOF, the undersigned Stockholder has executed this Voting Agreement effective as of the date first above written.

ARPI, LLC

By:	/s/ Janice Mugriditchian

Name: Janice Mugriditchian
Title: General Manager

Address for Notices:

ARPI, LLC
12001 Glen Road
Potomac, MD 20854
Attn: Janice Mugriditchian

SCHEDULE 1
STOCKHOLDERS
AS OF JUNE 30, 2004

Class A Shares	Number of Shares	Percent of Total Shares
1. Intervac, LLC	2,890,000	44.54%
2. BioPharm, LLC	1,412,896	21.78%
3. Michigan Biologics Products, Inc.	672,500	10.36%
4. BioVac, LLC	555,822	8.57%
5. Biologika, LLC	477,941	7.37%
6. Intervac Management, LLC	250,000	3.85%
7. ARPI, LLC	228,791	3.53%

Total =	6,487,950	100%